Exhibit 10.7

NOTE CONVERSION AGREEMENT

This NOTE CONVERSION AGREEMENT (this “Agreement”) is made as of January 29, 2025 by and between Drugs Made In America Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Drugs Made In America Acquisition LLC (the “Holder”).

R E C I T A L S

WHEREAS, the Company issued to the Holder a promissory note in the aggregate principal amount of up to $1,850,000, dated as of December 5, 2024 (the “Note”);

WHEREAS, in connection with the consummation of the Company’s initial public offering, the Holder desires to convert up to $900,000 of the amounts due and outstanding under the Note (the “Conversion Amount”) into units of the Company, each unit will consist of one ordinary share of the Company and one right to receive one-eighth (1/8) of an ordinary share upon the consummation of an initial business combination (the “Private Units”), at a price of $10.00 per unit;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Conversion of Notes into the Units. The Company and the Holder acknowledge, agree, represent, warrant and covenant to each other as follows:

(a) The Note is hereby amended to provide for the immediate conversion of the Conversion Amount under the Note.

(b) The Conversion Amount under the Note shall be converted into 90,000 Private Units (the “Conversion Units”). Promptly following the date hereof, the Company shall issue and deliver to the Holder a certificate or certificates evidencing the issuance of the Conversion Units or shall cause the Company’s transfer agent to deliver to the Holder a statement evidencing the book-entry position for the Conversion Units in the Holder’s name.

(c) Except as provided in this Agreement, the Conversion Amount under the Note shall be fully and wholly satisfied and extinguished, and neither Holder, nor any person or entity claiming under, through or by right of Holder, nor any successor, assignee or other party, shall make any further claim against the Company relating to or arising out of the Note with respect to the Conversion Amount. Except as specifically set forth herein, the Note shall remain in full force and effect. Holder shall indemnify and hold harmless the Company, and their respective employees, officers, directors and agents, from any and all losses relating to or arising out of the Note with respect to the Conversion Amount.

2. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a) The Holder has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms.

(b) The Holder is the sole holder of the Note.

(c) The Holder is acquiring the Conversion Units for investment for the Holder’s own account and not with a view to, or for resale in connection with, any distribution thereof, and the Holder has no present intention of selling or distributing the Conversion Units. The Holder understands that the Conversion Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued to the Holder by reason of a specific exemption from the registration provisions of the Securities Act. The Holder is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(d) Restrictions on Resale.

(i) Legend. The Holder acknowledges that until registered under the Securities Act, the certificates representing the Conversion Units shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) Stop Order. The Holder further acknowledges that the Company reserves the right to place a stop order against the instruments representing the Conversion Units and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Conversion Units or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms.

(b) The issuance of the Conversion Units has been duly authorized by the Company and the shares underlying the Conversion Units, when issued upon conversion of the Conversion Amount in accordance with the terms hereof, will be validly issued as fully paid and nonassessable.

(c) The rights underlying such Units, when issued upon conversion of the Conversion Amount in accordance with the terms hereof, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the shares for which the rights are to be convertible, when issued subject to the terms and conditions of the rights agreement and the memorandum and articles of association of the Company, will be validly issued as fully paid and non-assessable.

4. General.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(b) The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, transferees, heirs, legatees, executors, administrators and personal representatives of the parties hereto.

(c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof.

(d) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Note Conversion Agreement as of the date first written above.

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Lynn Stockwell
	Name:	Lynn Stockwell
	Title:	Chief Executive Officer

HOLDER:

DRUGS MADE IN AMERICA ACQUISITION LLC

By:	/s/ Lynn Stockwell
	Name:	Lynn Stockwell
	Title:	Managing Member